EXHIBIT 99.1

Capital City Energy Group CEO Enters Into 10b5-1 Plan To Purchase Company’s Shares

Business Wire

COLUMBUS, Ohio -- February 03, 2009

Capital City Energy Group, Inc. (OTCBB: CETG) or “Capital City” announced today that the Company’s Chief Executive Officer Timothy Crawford has entered into a 10b5-1 plan under which he is scheduled to conduct open market purchases of the Company’s common stock throughout 2009. Mr. Crawford entered into a similar program to purchase Capital City’s shares during 2008. He also elected to work throughout 2008 without receiving any salary in either cash or stock.

“I continue to believe that Capital City’s stock is undervalued,” said Mr. Crawford. “In less than one year since the Company has gone public, it has significantly increased its asset base in prolific oil and gas areas such as the Appalachian Basin and the Barnett Shale in the Ft. Worth Basin. The Company also recently concluded the acquisition of Hotwell Services, which should dramatically increase its services revenue. As a result, I feel that the Company is well positioned to grow revenue and cash flow substantially this year.”

SEC Rule 10b5-1 allows executive officers or board members of public companies to adopt pre-arranged stock trading plans when they are not aware of any material nonpublic information about the company. These plans permit executive officers or board members to purchase or sell shares out over an extended period of time rather than only carrying out sales during limited trading “windows” following public earnings and other disclosures.

About Capital City Energy Group Inc.

Based in Columbus, Ohio, Capital City is a diversified oil and natural gas company with three separate divisions. Capital City has evolved from being an innovative leader in the design, management and sponsorship of retail and institutional direct participation energy programs to become one of the few vertically integrated independent oil and natural gas companies, which is publicly-traded. Its strategy is to continue to grow a portfolio of core areas which provide growth opportunities through drilling, operating, oil field service companies, acquisitions and fund management.

"Investing in America's Energy Future"™

Visit Capital City Energy Group at http://www.capcityenergy.com.

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of our officers and directors during presentations about our energy funds, along with Capital City Energy Group's filings with the Securities and Exchange Commission, including the Company's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-KSB, are forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act").  Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates," "intends," "plans," "could," "might," "believes," "seeks," "estimates" or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by the Company's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Capital City Energy Group, its technology, economic and market factors and the industries in which the Company does business, among other things. These statements are not guarantees of future performance and Capital City Energy Group, Inc. undertakes no specific obligation or intention to update these statements after the date of this release.

Contact:

Capital City Energy Group, Inc.
Tim Crawford, 614-310-1614
tcrawford@capcityenergy.com